Exhibit 10.1

PLACEMENT AGENT AGREEMENT

July 20, 2009

Grant Bettingen, Inc.

Attn: Deborah Scott, President

4100 Newport Pl., Suite 600

Newport Beach, CA 92669

Dear Ms. Scott:

Guardian Technologies International, Inc. (the “Company”) proposes to offer, issue and sell in a private offering up to $5,000,000 of Units of securities (“Units”), each Unit consisting of (a) 48,780 shares of the Company’s common stock, $.001 par value per share (“Common Stock”), and (b) Class N Common Stock Purchase Warrants to purchase 97,560 shares of Common Stock (the “Class N Warrants”) (the Units and the Class N Warrants and the Common Stock included in the Units, the “Securities”) to accredited investors only (the “Offering”) for a purchase price of $20,000 per Unit (a purchase price per share of $0.41). Grant Bettingen, Inc. (the “Placement Agent”) hereby confirms its agreement with the Company to act as a Placement Agent for the Offering on a best efforts basis and in accordance with the following basic terms and conditions.  Other registered broker-dealers may participate in a best efforts selling group to offer the Securities pursuant to the terms of an agreement to be entered into between the Placement Agent and such registered broker-dealer, the terms of which shall be reasonably acceptable to the Company.

1.

Private Placement by Company

The Offering will be made pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

2.

Appointment as Placement Agent

The Company hereby appoints Placement Agent as a Placement Agent for the Offering to sell up to $5,000,000 of the Company’s Securities.

3.

Procedure of Identifying Investors

The Placement Agent will identify and introduce institutional and other accredited investors (collectively, “Accredited Investors”) to the Company.  Only Accredited Investors will be permitted to purchase the Securities.

4.

Information Available

It is understood and agreed between the Company and the Placement Agent that all documents and other information relating to the Company’s affairs will be made available upon request to the Placement Agent and its counsel, and copies of any such documents will be furnished upon request to the Placement Agent or its counsel.

5.

Certain Representations by the Company

The Company will not utilize any nonlicensed or nonregistered finder in connection with the Offering.  The Company will indemnify the Placement Agent with respect to any claim for finder’s or similar fees in connection with the Offering.  The Company represents and warrants that it has not promised or represented to any such person that any portion of the Securities will be directed or otherwise made available to such person in connection with the Offering.

6.

Proceedings

The Placement Agent and the Company will advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or proceedings which would impair or prevent the right to offer the Securities, or the issuance of any orders or other prohibitions preventing or impairing the proposed offering by the Securities and Exchange Commission or any other regulatory authority.  In the case of the happening of any such event, the Company will not acquiesce to such steps, proceedings or suspension orders, but will actively defend any such actions or orders unless the Company determines in good faith after consultation with the Placement Agent to acquiesce to such actions or orders.

7.

Compensation

(a)

For its services under this Placement Agent Agreement (this “Placement Agent Agreement” or “Agreement”), the Company will pay to the Placement Agent (i) a 100% vested, non-refundable fee of 100,000 restricted shares of Guardian Technologies International Inc., which the Company will issue upon signing this Placement Agent Agreement, and at each closing a Placement Agent fee of (i) 8.0% of the total gross proceeds raised by Placement Agent in the Offering from the sale of the Units, payable in cash upon each closing of the Offering, and (ii) the Company shall issue to the Placement Agent warrants to purchase the Company’s Common Stock equal to ten percent (10.0%) of the number of shares of Common Stock issued to investors in the Offering (but excluding the shares underlying the Class N Warrants) (the “Placement Warrants”).  Each Placement Warrant shall be exercisable at 110% of the purchase price of the Class N Warrants sold in the Offering and otherwise shall have the same terms and conditions as the Class N Warrants provided to the investors in the transaction.  Until Warrant expiration, all warrants issued to the Placement Agent and/or investors that are exercised with cash shall pay a commission of 3% to Placement Agent or its assignees.  The Placement Agent and or its agents shall take all fees in cash.

(b)

The foregoing outlined in Section 7(a) above, excludes transactions whereby the Company offers and sells the Securities to its officers and directors.

8.

Expenses

The Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Securities, including without limitation due diligence expenses and the legal expenses of legal counsel for both the Company and the Placement Agent.

The Company agrees to reimburse Placement Agent for reasonable out-of-pocket expenses, which amount shall not exceed $1,000 without prior approval of Company, which is to be applied towards due diligence and legal fees of the Placement Agent.  All fees and expenses payable hereunder are payable in cash, unless otherwise noted, and shall be a condition to and payable at each closing.

9.

Securities Filings

The Company’s legal counsel shall make all filings and/or notices necessary to comply with all securities law requirements for the Offering, including but not limited to filing a Form D with the Securities and Exchange Commission and appropriate blue sky filings as well as Form 8-K filing, as appropriate. Placement Agent shall provide written notice to the Company as to the states in which Placement Agent proposes to offer the Securities for sale on behalf of the Company, and Placement Agent’s counsel shall provide written notice to Company counsel confirming those states in which Securities may be offered and sold. The Company’s legal counsel will also provide to Placement Agent a copy of the filed Form D and all blue sky filings and correspondence.

10.

Conflict with the Law

It is understood that if any provision of this Agreement conflicts with the Securities Act, any rule or regulation under such Securities Act, the blue sky laws of any state in which the proposed offering is to be qualified, the Financial Industry Regulatory Authority (“FINRA”), or any other governmental authority, either federal or state, possessing jurisdiction over the sale and issuance of the Securities, the Company shall meet with Placement Agent and amend this Agreement to comply with such regulation.

11.

Accurate Information

The Company represents and warrants to Placement Agent that the Offering documents contain or incorporate by reference all material information concerning the Company and its business, affairs, prospects and financial condition, and that all written information provided Placement Agent with respect to the business, affairs, prospects and financial condition of the Company for use in connection with the Offering shall be true, correct and complete in all material respects.

12.

Due Diligence Investigation

a.

The Company shall supply and deliver to Placement Agent’s legal counsel at their offices, within a reasonable period of time, all information required to enable them to make a due diligence investigation of the Company and its business prospects as they shall reasonably request and shall make available to them such persons as they deem necessary or appropriate in order to verify or substantiate any information regarding the Company.

b.

It is expressly understood and agreed that Placement Agent will be undertaking a thorough review of all the Company’s proposed operational practices and in the event that these do not meet with the sole approval of Placement Agent, Placement Agent will not proceed with acting as Placement Agent for the proposed Offering.

c.

The Company shall furnish to Placement Agent annual and quarterly financial statements in addition to any other reports which may be reasonably requested.

13.

News Releases and Publicity

Prior to the completion or termination of the Offering, no discussions will be held by an officer, director, shareholder, or any other agent of the Company with any member of the news media, and no news release or other publicity about the Company will be permitted without approval of the Company’s and Placement Agent’s respective legal counsel.  However, the foregoing shall not prohibit discussions, releases or other publicity which is required by law.

14.

Indemnification

The Company agrees to indemnify and hold harmless Placement Agent, and its affiliates, directors, officers, agents, attorneys, and employees, and each other person, if any, controlling Placement Agent or any of their respective affiliates (collectively the “Indemnified Persons”), from and against any losses, claims, damages, liabilities or expenses (or actions, including shareholder actions, in respect thereof) related to or arising out of such engagement or Placement Agent’s role in connection therewith, and will reimburse the Indemnified Persons for all reasonable expenses (including out-of-pocket expenses and any Indemnified Person’s counsel fees and expenses subject to court approval) as they are incurred by the Indemnified Persons in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Placement Agent or any Indemnified Person is a party.  The Company will not, however, be responsible to any Indemnified Persons for any losses, claims, damages, liabilities, or expenses which resulted from the Indemnified Person’s gross negligence, willful misconduct or bad faith.  The Company also agrees that none of the Indemnified Persons shall have any liability to the Company for or in connection with the services or matters pertaining to this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that results from any Indemnified Person’s gross negligence, willful misconduct or bad faith.  If the foregoing indemnity is unavailable or insufficient to hold the Indemnified Persons harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Persons, in respect of the Indemnified Persons, for losses, claims, damages, liabilities, or expenses in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company, on the one hand and the Indemnified Persons, on the other, in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate and other equitable consideration;

provided, however, the Company agrees that the aggregate contribution of all Indemnified Persons shall in all cases be not more than the amount of fees actually received by Placement Agent for its services hereunder. The foregoing agreement shall be in addition to any rights that any Indemnified Person or the Company may have at common law or otherwise. If any action, proceeding, or investigation is commenced as to which an Indemnified Person demands indemnification, the Indemnified Person shall have the right to retain counsel of its own choice to represent it, the Company shall pay the reasonable fees and expenses of such counsel, and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company; provided that the Company shall not be responsible for the fees and expenses of more than one counsel.

15.

Representations and Warranties of Placement Agent.  Placement Agent hereby represents and warrants to the Company that:

a.

Placement Agent is duly registered pursuant to the provisions of the Securities Exchange Act of 1934 as a broker-dealer and under the Investment Advisers Act of 1940 as an investment adviser and is duly registered as a broker-dealer and/or investment adviser in those states where required and Placement Agent agrees to comply with all statutes and other requirements applicable to Placement Agent as a broker-dealer and/or investment adviser pursuant to those registrations and is legally authorized under all applicable laws to engage in the activities contemplated hereby and receive compensation therefor as herein contemplated.

b.

Placement Agent is a member in good standing of the FINRA.

c.

This Agreement, when accepted and approved by Placement Agent, will be duly authorized, executed and delivered by Placement Agent and is a valid and binding agreement on Placement Agent’s part.

16.

Term and Termination

a.

The term of services to be provided by Placement Agent shall be the term of the Offering as set forth in the confidential private placement memorandum (the “Memorandum”) to be prepared by the Company and delivered to the Placement Agent in connection with the Offering, and each amendment and supplement thereto, provided such Memorandum and each such amendment or supplement is reasonably acceptable to the Placement Agent.

b.

This Agreement may be terminated by the Company for cause.  For purposes of this Agreement, the term "cause" shall include, but not be limited to, the following: a material breach of or failure to perform any covenant or obligation in this Agreement, dishonesty, neglect of duties, unprofessional conduct, acts of moral turpitude, disappearance, felonious conduct, or fraud. The Company may terminate this Agreement for cause by giving written notice of termination to Placement Agent.  The notice of termination required by this section shall specify the ground for termination and shall be supported by a statement of all relevant facts.  Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for Securities sold by Placement Agent, for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

c.

This Agreement may be terminated by Placement Agent if any of the following conditions are not satisfied:

i.

Placement Agent shall be reasonably satisfied with the Company’s business affairs, contractual regulations, its pending and threatened litigation and other matters affecting the Company’s prospects.

ii.

The Company shall not have sustained a substantial loss by fire, flood, accident or other calamity, whether or not covered by insurance.

iii.

There shall not have been any important and material adverse change in market levels, or political, financial or economic conditions or other circumstances, which, in Placement Agent’s sole judgment, render it undesirable, impractical or inadvisable to proceed with the Offering.

iv.

There shall not have been a major catastrophe, national calamity, Act of God, or other event which, in Placement Agent’s sole opinion, would materially adversely disrupt the financial markets.

v.

Placement Agent shall be satisfied with the Company's financial condition and operating results.

vi.

Appropriate documents relating to the Offering shall have been reviewed and approved by mutual consent and the securities shall be qualified for sale in California and in substantially all of the other states designated by Placement Agent.

vii.

The matters referred to in this section shall have been approved by Placement Agent counsel.

Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for services provided by Placement Agent for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

d.

Termination of the Offering shall automatically cause the termination of this Agreement.  Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for services provided by Placement Agent for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

e.

Both parties may terminate this Agreement with mutual consent.  Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for services provided by Placement Agent, for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

17.

Representations and Indemnities to Survive Delivery.  The indemnities, agreements, representations, warranties, and other statements set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company, or any controlling person and will survive delivery of and payment for the Securities, and the Company, or any controlling person, as the case may be, shall be entitled to the benefit of the indemnity agreements.

18.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California which would apply if both parties were residents of California and this Agreement was made and performed in California.

19.

Jurisdiction.  Any dispute, claim, or any other legal proceedings in relation to this Agreement shall be heard in the County of Orange, State of California.

20.

Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the addresses of the parties.  The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal.

21.

Modifications and Waivers.   No modification or waiver of any term hereof shall be effective unless in writing, signed by the party to be charged.

22.

Counterparts; Facsimile Signatures.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

23.

Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and successors but shall not be assignable by a party without the prior written consent of the other party.

If the foregoing is in accordance with the Company’s  understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between us in accordance with its terms.

Sincerely,

Guardian Technologies International, Inc.,

a Delaware corporation

/s/ Gregory E. Hare

BY: Gregory E. Hare, Chief Financial Officer

REVIEWED AND APPROVED

Grant Bettingen, Inc.

a California corporation

/s/ Deborah Scott

BY: Deborah Scott, President